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Exhibit 21
                               HECHINGER COMPANY
                         SUBSIDIARIES OF THE REGISTRANT


                                                      STATE OF
NAME                                                  INCORPORATION
- - ----                                                  -------------
Hechinger Company of Connecticut                      Delaware
Hechinger Company of Delaware                         Delaware
Hechinger Company of Maryland                         Delaware
Hechinger Company of Massachusetts                    Delaware
Hechinger Company of New Jersey                       Delaware
Hechinger Company of New York                         Delaware
Hechinger Company of Ohio                             Delaware
Hechinger Company of Pennsylvania                     Delaware
Hechinger Investment Company of Delaware, Inc.        Delaware
Hechinger Stores Company                              Delaware
Hechinger Towers Company                              Delaware
HCNC, Inc.                                            Delaware
HCSC, Inc.                                            Delaware
HS Square, Inc.                                       Delaware
HQ Investment Company of Delaware, Inc.               Delaware
HQ of Livonia                                         Delaware
HQ of Massachusetts, Inc.                             Delaware
HQ of Michigan, Inc.                                  Delaware
HQ of New Hampshire, Inc.                             Delaware
HQ of Roseville, Inc.                                 Delaware
Home Quarters Realty, Inc.                            Virginia
Home Quarters Warehouse, Inc.                         Delaware
Pennsy, Inc.                                          Delaware
Trisett Company                                       Delaware
Bucksprop Holding Company                             Pennsylvania
EP Holdings, Inc.                                     Delaware
HProp, Inc.                                           Delaware
Lynnhaven Offices, Inc.                               Delaware
Manprop Holding Company                               Virginia
Philprop Holding Company                              Pennsylvania
RemProp, Inc.                                         Delaware
SuperMass Holdings, Inc.                              Delaware
Ventory, Inc.                                         Delaware





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